Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Form 10-K of our report dated January 24, 2000. It should be noted that we have not audited any financial statements of the LaBranche & Co Inc. and Subsidiaries subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                             /s/ Arthur Adnersen LLP

New York, New York
March 29, 2000